CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with this Annual Report of HIV-VAC, Inc. (the "Company") on Form 10-K for the year ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin Murray, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in such Annual Report on Form 10-K for the period ending September 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of HIV-VAC, Inc.

Date: September 30, 2011

HIV-VAC, INC.

By:  /s/ Kevin Murray
Kevin Murray
Chief Financial Officer